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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FIRST MERCHANTS CORPORATION (Exact name of registrant as specified in its charter)	FIRST MERCHANTS CAPITAL TRUST I (Exact name of registrant as specified in its charter)
INDIANA (State of incorporation or organization)	DELAWARE (State of incorporation or organization)
35-1544218 (I.R.S. Employer Identification No.)	51-6523248 (I.R.S. Employer Identification No.)
200 EAST JACKSON STREET MUNCIE, INDIANA 47305 (765) 747-1500 (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

NONE	NOT APPLICABLE

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:
333-75748 and 333-75748-01.

Securities to be registered pursuant to Section 12(g) of the Act:

CUMULATIVE TRUST PREFERRED SECURITIES OF
FIRST MERCHANTS CAPITAL TRUST I

GUARANTEE BY FIRST MERCHANTS CORPORATION
OF TRUST PREFERRED SECURITIES

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        The information relating to the Registrants' securities required by Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions "Description of the Preferred Securities," "Description of the Debentures," "Description of the Guarantee," "Relationship Among the Preferred Securities, the Debentures, and the Guarantee" in the Registrants' Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-75748 and 333-75748-01) filed with the Securities and Exchange Commission on April 3, 2002 (the "Form S-3"). The same sections of the Prospectus and Prospectus Supplement to be filed pursuant to Rule 424(b) shall, upon filing, be deemed to be incorporated by reference herein.

ITEM 2. EXHIBITS

2.1	Certificate of Trust of First Merchants Capital Trust I. (1)
2.2	Trust Agreement of First Merchants Capital Trust I. (2)
2.3	Form of Amended and Restated Trust Agreement of First Merchants Capital Trust I. (3)
2.4	Form of % Cumulative Trust Preferred Security Certificate to be issued by First Merchants Capital Trust I (included as Exhibit D to Exhibit 2.3).
2.5	Form of Preferred Securities Guarantee Agreement to be issued by First Merchants Corporation. (4)
2.6	Form of Indenture. (5)
2.7	Form of First Supplemental Indenture for Junior Subordinated Debentures. (6)
2.8	Form of % Junior Subordinated Debenture (included as Exhibit A to Exhibit 2.7).

(1)
Incorporated by reference to Exhibit 4.1 to the Form S-3.

(2)
Incorporated by reference to Exhibit 4.2 to the Form S-3.

(3)
Incorporated by reference to Exhibit 4.8 to the Form S-3.

(4)
Incorporated by reference to Exhibit 4.7 to the Form S-3.

(5)
Incorporated by reference to Exhibit 4.10 to the Form S-3.

(6)
Incorporated by reference to Exhibit 4.11 to the Form S-3.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST MERCHANTS CORPORATION
Dated: April 1, 2002	By:	/s/ LARRY R HELMS Larry R. Helms Senior Vice President and General Counsel
FIRST MERCHANTS CAPITAL TRUST I
Dated: April 1, 2002	By:	/s/ MICHAEL L. COX Michael L. Cox Administrative Trustee
	By:	/s/ LARRY R. HELMS Larry R Helms Administrative Trustee
	By:	/s/ MARK K. HARDWICK Mark K. Hardwick Administrative Trustee

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  ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
  ITEM 2. EXHIBITS
SIGNATURE